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                                  EXHIBIT 99.1

Lawrenceville, NJ, April 23, 2003 - The MIIX Group, Inc. (NYSE: MHU) a provider of medical professional liability insurance services, was notified today by the New York Stock Exchange ("NYSE") that trading of the Company's common stock, traded under the symbol MHU, will be suspended at the opening of business on April 28, 2003.

The Company is not in compliance with the minimum listing standards for the NYSE. Average global market capitalization over a consecutive 30 trading-day period is less than $15,000,000 and the stock has traded for under $1.00 over a consecutive 30 trading-day period. Additionally, the Company was recently considered "below criteria" as its total market capitalization is less than $50 million over a 30-day trading period and stockholders' equity is less than $50 million.

"While we are disappointed about the NYSE's decision, this will not affect any aspect of the day-to-day operations of our Company," stated Chairman and CEO Patricia A. Costante. "The Company remains focused on servicing our policyholders, processing claims and managing our investment portfolio. We will continue to maintain our current third party administration operations, including service and consulting arrangements with insurers and other health care providers; and exploring avenues for expansion of this business. We strongly believe that there is economic value left in the Company."

The Company expects that the shares will commence trading on the "Over-the-Counter Bulletin Board," and will provide further details to investors as they become available.

FORWARD LOOKING STATEMENT
This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the implementation of the Company's business plan is subject to completion of financial analyses and other contingencies. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, increased competitive pressure, the loss of significant customers, actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures, and various other factors. The words "believe,'' "expect,'' "anticipate,'' "project,'' and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond

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the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Governance Contact:  Catherine E. Williams
                               Senior Vice President
                               (800) 234-MIIX, ext. 1234
                               cwilliam@miix.com

News Media Contact:            Emmalee Morrison
                               AVP Corporate Communications
                               (800) 234-MIIX, ext. 1335
                               emorriso@miix.com

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